Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for June 2005

MESA ROYALTY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS June 20, 2005 — Mesa Royalty Trust (NYSE symbol-MTR)

announced the Trust income distribution for the month of June 2005. Unitholders of record on June 30, 2005 will receive distributions amounting to $725,169 or  $0.389124608 per unit payable on July 29, 2005. Royalty income from the San Juan Basin Properties totaled $369,225. Royalty income from the Hugoton Properties totaled $359,683.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:                 Mesa Royalty Trust

JPMorgan Chase Bank, N.A., as Trustee

Mike Ulrich

1(800) 852-1422

(512) 479-2562

www.businesswire.com/cnn/mtr.htm

700 Lavaca            Austin, TX 78701